                                                                     Exhibit 5.1

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         July 24, 2007                   FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

Empire Resorts, Inc.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada 89074

                  Re:   Empire Resorts, Inc.
                        REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

      We have acted as counsel to Empire Resorts,  Inc., a Delaware  corporation
(the "Company"),  in connection with the filing of its registration statement on
Form S-3 (the  "Registration  Statement")  relating to the  registration  of the re-offer  and resale of up to  3,500,000  shares  (the  "Shares")  of its common stock, $.01 par value per share (the "Common Stock"), that may be offered by the selling stockholder named in the Registration Statement.  This opinion letter is being  delivered  at the  request  of the  Company  and in  accordance  with the
requirements  of  Item  601(b)(5)  of  Regulation  S-K  promulgated   under  the
Securities Act of 1933, as amended (the "Securities Act").

      We advise  you that we have  examined  originals  or copies  certified  or otherwise  identified to our  satisfaction of the  Registration  Statement,  the prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation and By-laws, as amended to date, and corporate  proceedings of the
Company, and such other documents,  instruments and certificates of officers and representatives  of the Company and of public  officials,  and we have made such examination  of law, as we have deemed  appropriate as the basis for the opinion
hereinafter  expressed.  In  making  such  examination,   we  have  assumed  the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

      On the basis of the foregoing  and in reliance  thereon and subject to the assumptions,  qualification and limitations set forth herein, we advise you that in our opinion the Shares, (i) if previously issued,  have been duly and validly issued and are fully paid and  non-assessable  or (ii) if not yet  issued,  when issued,  will be duly and validly  issued and upon payment of the exercise price of the warrants, will be fully paid and non-assessable.

      We are members of the Bar of the State of New York.  We express no opinion as to the effects of any laws,  statutes,  regulations or ordinances  other than

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July 24, 2007

the laws of the State of New York and of the United  States of  America  and the
General  Corporation Law of the State of Delaware (the "DGCL"). In rendering our opinion as it relates to the laws of the State of Delaware, we have reviewed the
Constitution  of the  State of  Delaware  and the  DGCL,  but not to the  extent affected by other noncorporate law, and reported judicial decisions in the State of Delaware under the DGCL.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters" in the  Prospectus.  In giving such consent,  we do not thereby concede  that our firm is within  the  category  of  persons  whose  consent  is required under Section 7 of the  Securities Act or the rules and  regulations of the Securities and Exchange Commission.

      This opinion is being furnished in connection with the issuance, offer and sale of the Shares and is not to be used,  quoted or  otherwise  referred to for any other  purpose  without our prior  written  consent.  This  opinion does not constitute such prior written consent.

      We advise you that Robert H. Friedman,  a director and optionholder of the
Company,  is a  member  of this  firm  and that  other  members  of the firm are stockholders of the Company.

                    Very truly yours,

                    /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                    OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP